Exhibit 107

Calculation of Filing Fee Table

FORM S-4

(Form Type)

SharpLink Gaming, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Paid	Equity	Common stock, par value $0.0001 per share (“Common Stock”) (1)(2)	457(f)(1)	2,832,203	$2.86	(3)	$8,100,100.58	0.00011020	$892.63
	Equity	Series A-1 Preferred Stock, par value $0.0001 per share (4)	457(i)	7,202	$-	(5)	$-	-	$-
	Equity	Series B Preferred Stock, par value $0.0001 per share (6)	457(i)	12,481	$-	(5)	$-	-	$-
	Equity	Warrant (7)(8)	457(i)	2,500	$-	(5)	$-	-	$-
Fees to Be Paid	Equity	Common Stock (1)(2)(9)	457(f)	42,611	$1.61	(10)	$68,603.71	0.00011020	$7.56
	Equity	Series B Preferred Stock, par value $0.0001 per share(6)	457(i)	16,487	$-	(5)	$-	-	$-
	Equity	Options (11)(12)	457(i)	2,500	$-	(5)	$-	-	$-
	Equity	Options (11)(13)	457(i)	14,552	$14.20		$206,638.40	0.00011020	$22.77
	Equity	Warrant (7)(14)	457(i)	5,833	$26.42		$154,107.86	0.00011020	$16.98
	Equity	Warrant (7)(15)	457(i)	3,015	$17.90		$53,968.50	0.00011020	$5.95
Total Offering Amounts							$8,583,419.05		$945.89
Total Fees Previously Paid									$894.47
Total Fee Offsets(16)									$51.42
Net Fee Due									$0

(1)	Relates to the shares of common stock of SharpLink Gaming, Inc., a Delaware corporation (“SharpLink US” or the “Registrant”), issuable to holders of ordinary shares of SharpLink Gaming Ltd., an Israeli company (“SharpLink Israel”), in connection with the merger of SharpLink Israel with and into SharpLink Merger Sub Ltd., an Israeli company and wholly owned subsidiary of SharpLink US, with SharpLink Israel being the surviving entity and a wholly owned subsidiary of SharpLink US (the “Domestication Merger”). The number of shares of SharpLink US common stock being registered is based on the estimated number of shares of SharpLink US Common Stock expected to be issued and the number of shares of SharpLink US Common Stock underlying certain preferred stock, certain options convertible and certain warrants exercisable for SharpLink US common stock expected to be issued pursuant to the Domestication Merger.

(2)	SharpLink US Common Stock will be issued on a 1-for-1 basis in exchange for outstanding ordinary shares of SharpLink Israel in connection with the Domestication Merger.

(3)	With respect to the shares of SharpLink US Common Stock issued pursuant to the Domestication Merger, calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices for SharpLink Israel Shares as reported on the Nasdaq Capital Market as of June 9, 2023.

(4)	Represents shares of Series A-1 Preferred Stock of SharpLink US that will be issued on a 1-for-1 basis in exchange for outstanding Preferred A-1 Shares of SharpLink Israel in connection with the Domestication Merger.

(5)	Because the shares of SharpLink US Common Stock underlying the securities are registered hereby, no separate registration fee is required with respect to the securities registered hereby.

(6)	Represents shares of Series B Preferred Stock of SharpLink US that will be issued on a 2.321-for-1 basis in exchange for outstanding Preferred B Shares of SharpLink Israel in connection with the Domestication Merger.

(7)	Represents warrants of SharpLink US that will be issued on a 1-for-1 basis in exchange for outstanding warrants of SharpLink Israel in connection with the Domestication Merger.

(8)	Represents a warrant of SharpLink US in exchange of a warrant of SharpLink Israel issued to a former CEO of MTS to acquire 2,500 ordinary shares of SharpLink Israel, at an exercise price of $0, which vested and became immediately exercisable upon the consummation of the MTS Merger. The warrant was granted on July 21, 2021 and expires three years after the grant date.

(9)	Represents (i) 23,624 shares of SharpLink US Common Stock to be issued in exchange of 23,624 ordinary shares of SharpLink Israel, (ii) additional shares of SharpLink US Common Stock to be issued in exchange of Series B Preferred Stock of SharpLink US that will be issued, and (iii) 2,500 shares of SharpLink US Common Stock underlying certain options of SharpLink US to be issued in exchange of certain options of SharpLink Israel.

(10)	With respect to the shares of SharpLink US Common Stock issued pursuant to the Domestication Merger, calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices for SharpLink Israel Shares as reported on the Nasdaq Capital Market as of October 2, 2023.

(11)	Represents options of SharpLink US that will be issued on a 1-for-1 basis in exchange for outstanding options of SharpLink Israel in connection with the Domestication Merger.

(12)

Represents options of SharpLink US in exchange of options of SharpLink Israel issued to a former officer of MTS to acquire 2,500 ordinary shares of SharpLink Israel, at an exercise price of $0 per share, which vested and became immediately exercisable upon the consummation of the MTS Merger. The options were granted on July 21, 2021 and expire three years after the grant date.

(13)	Represents options of SharpLink US in exchange of options of SharpLink Israel issued to certain employees of SportsHub Games Network Inc. to acquire 14,552 ordinary shares of SharpLink Israel.

(14)	Represents a warrant of SharpLink US in exchange of a warrant of SharpLink Israel issued to a former CEO of MTS to acquire 5,833 ordinary shares of SharpLink Israel, at an exercise price of $26.42 per share, which vested and became immediately exercisable upon the consummation of the MTS Merger. The warrant was granted on July 21, 2021 and expires three years after the grant date.

(15)	Represents a warrant of SharpLink US in exchange of a warrant of SharpLink Israel issued to Cedar Point Capital, LLC to acquire 3,105 ordinary shares of SharpLink Israel, at an exercise price of $17.90 per share. The warrant was granted on October 29, 2018, and expires ten years after the grant date.

(16)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under the registration statement to which this exhibit 107 is a part by $51.42 with $3,455.11 remaining to be applied to future filings, which represents the portion of the registration fee previously paid with respect to $4,401 of unsold securities previously registered on the registration statement on Form S-4 (File No. 333-262501), initially filed on February 3, 2022 and withdrawn on December 14, 2022. Accordingly, the Registrant is not submitting additional filing fees in connection with this Registration Statement.

*	SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink Gaming, Inc., a Delaware corporation, is to be merged with and into SharpLink Gaming Ltd., an Israeli company, resulting in SharpLink Gaming Ltd. being a wholly-owned subsidiary of SharpLink Gaming, Inc., whose shares will be held by the former shareholders of SharpLink Gaming Ltd. following the issuance of the securities registered pursuant to this registration statement on Form S-4. In accordance with Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the registrant, SharpLink Gaming, Inc., a Delaware corporation, will be deemed to be registered under Section 12(b) of the Exchange Act as the successor to SharpLink Gaming Ltd.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	SharpLink Gaming Ltd.	S-4	333-262501	February 3, 2022		457(p)	Equity	Common stock, par value $0.0001 per share	$28,348,563	$47,909,071
Fee Offset Sources	SharpLink Gaming Ltd.	S-4	333-262501		February 3, 2022						$4,401